UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

August 12, 2010

Date of Report (Date of earliest event reported)

HARTE-HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 McAllister Freeway, Suite 610 San Antonio, Texas		78216
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 829-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 12, 2010, Harte-Hanks, Inc. (“Harte-Hanks”) entered into a three-year $70 million revolving credit facility, which includes a $25 million letter of credit subfacility and a $5 million swingline loan subfacility (the “Revolving Credit Facility”) with Bank of America, National Association, as Administrative Agent (the “Agent”), subject to the terms and conditions in the Revolving Credit Facility. The Revolving Credit Facility also permits Harte-Hanks to request an increase in the amount of the Revolving Credit Facility by an amount of up to $25 million. The Revolving Credit Facility matures on August 12, 2013. Harte-Hanks intends to utilize the availability under the Revolving Credit Facility for general corporate purposes. The Revolving Credit Facility replaces the five-year $125 million revolving credit facility which Harte-Hanks entered into on August 12, 2005, under which Harte-Hanks had no borrowings as of August 12, 2010, except for letters of credit totaling approximately $12.8 million. The Revolving Credit Facility will not replace, and is in addition to, the $200 million term loan facility which Harte-Hanks entered into on September 6, 2006 and the $100 million term loan facility which Harte-Hanks entered into on March 7, 2008. As of August 12, 2010, Harte-Hanks had outstanding approximately $218 million in long-term debt.

For each borrowing under the Revolving Credit Facility, Harte-Hanks can generally choose to have the interest rate for that borrowing calculated on either:

•

the LIBOR rate for the applicable interest period, plus a spread which is determined based on Harte-Hanks’ total net debt-to-EBITDA ratio then in effect, which spread ranges from 2.25% to 3.00% per annum; or

•

the highest of (a) the Federal Funds Rate plus 0.50%, (b) the Agent’s prime rate, and (c) the Eurodollar Rate plus 1.00%, plus a spread which is determined based on Harte-Hanks’ total net debt-to-EBITDA ratio then in effect, which spread ranges from 1.25% to 2.00% per annum.

There is a facility fee that Harte-Hanks is also required to pay under the Revolving Credit Facility. The facility fee rate ranges from 0.40% to 0.45% per annum, depending on Harte-Hanks’ total net debt-to-EBITDA ratio then in effect.

In addition, Harte-Hanks will be charged a letter of credit fee with respect to outstanding letters of credit. That fee is calculated by applying a rate equal to the spread applicable to Eurodollar based loans plus a fronting fee of .125% per annum to the average daily undrawn amount of the outstanding letters of credit.

Harte-Hanks may elect to prepay the Revolving Credit Facility at any time.

Under the Revolving Credit Facility, Harte-Hanks is required to maintain an interest coverage ratio of not less than 2.75 to 1 and a total debt-to-EBITDA ratio of not more than 3.0 to 1. The Revolving Credit Facility also contains covenants restricting Harte-Hanks’ and its subsidiaries’ ability to:

•	grant liens;

•	enter into certain merger or liquidation transactions;

•	enter into certain sale and leaseback transactions;

•	enter into certain transactions with affiliates; and

•	allow the total indebtedness of Harte-Hanks’ subsidiaries to exceed $20.0 million.

The Revolving Credit Facility also includes customary covenants regarding reporting obligations, delivery of notices regarding certain events, maintaining Harte-Hanks’ corporate existence, payment of obligations, maintenance of Harte-Hanks’ properties and insurance thereon at customary levels with financially sound and reputable insurance companies, maintaining books and records and compliance with applicable laws.

The Revolving Credit Facility provides for customary events of default including nonpayment of principal or interest, breach of representations and warranties, violations of covenants, failure to pay certain other indebtedness, bankruptcy and material judgments and liabilities, certain violations of environmental laws or ERISA or the occurrence of a change of control. Upon the occurrence of any such event of default, the Agent may terminate the commitment and declare the loans made under the Revolving Credit Facility immediately due and payable.

The above description of the material terms of the Revolving Credit Facility is not a complete description of the parties’ rights and obligations with respect to such transactions. The above statements are qualified in their entirety by reference to the Revolving Credit Agreement executed in connection with the Revolving Credit Facility, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference in the Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above for a description of a Revolving Credit Agreement between Harte-Hanks and the other parties thereto.

Item 8.01	Other Events.

On August 12, 2010, in connection with entering into the Revolving Credit Facility described in Item 1.01 above, Harte-Hanks also entered into non-material amendments to the $200 million term loan facility which Harte-Hanks entered into on September 6, 2006 and the $100 million term loan facility which Harte-Hanks entered into on March 7, 2008 (the “Term Loans”), to permit liens in the form of cash collateral or defeasance accounts in connection with the Revolving Credit Facility described in Item 1.01 above.

The above description of the amendments to the Term Loans is not a complete description of the parties’ rights and obligations with respect to such transactions. The above statements are qualified in their entirety by reference to the First Amendment to Term Loan Agreement and Second Amendment to Term Loan Agreement executed in connection with the Revolving Credit Facility, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively, and are incorporated by reference in the Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Revolving Credit Agreement dated as of August 12, 2010 between Harte-Hanks, Inc., and each lender from time to time party hereto, Bank of America, National Association, as Administrative Agent.

10.2	First Amendment to Term Loan Agreement dated as of August 12, 2010 between Harte-Hanks, Inc., and Wells Fargo Bank, National Association, as Administrative Agent.

10.3	Second Amendment to Term Loan Agreement dated as of August 12, 2010 between Harte-Hanks, Inc., and Wells Fargo Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte-Hanks, Inc.

Dated: August 12, 2010

By:	/s/ Robert L. R. Munden
Senior Vice President,
General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

10.1	Revolving Credit Agreement dated as of August 12, 2010 between Harte-Hanks, Inc., and each lender from time to time party hereto, Bank of America, National Association, as Administrative Agent.

10.2	First Amendment to Term Loan Agreement dated as of August 12, 2010 between Harte-Hanks, Inc., and Wells Fargo Bank, National Association, as Administrative Agent.

10.3	Second Amendment to Term Loan Agreement dated as of August 12, 2010 between Harte-Hanks, Inc., and Wells Fargo Bank, National Association, as Administrative Agent.